CONFIRMING STATEMENT

This Statement confirms that the undersigned, Lisa J. Caldwell, has authorized each of E. Julia Lambeth, Robert A. Emken, Jr. and McDara P. Folan, III, and any other duly appointed Secretary of Reynolds American Inc. ("RAI"), to execute and file on the undersigned's behalf all Forms 3, 4 and 5 (including any amendments thereto) that the undersigned may be required to file with the Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of RAI. The authority of E. Julia Lambeth, Robert A. Emken, Jr. and McDara P. Folan, III, and any other duly appointed Secretary of RAI, under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4 and 5 with regard to his ownership of or transactions in securities of RAI, unless earlier revoked in writing. The undersigned acknowledges that E. Julia Lambeth, Robert A. Emken, Jr. and McDara P. Folan, III, and any other duly appointed Secretary of RAI, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities and Exchange Act of 1934.

Dated: October 27, 2006

Lisa J. Caldwell

Lisa J. Caldwell